Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Fourth Quarter Results

Overland Park, KS, Feb. 3, 2015 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported fourth quarter 2014 net income of $80.9 million, or $0.97 per diluted share, compared to net income of $74.6 million, or $0.89 per diluted share, during the previous quarter and net income of $78.8 million, or $0.92 per diluted share, during the fourth quarter of 2013.  The third quarter of 2014 included a charge of $7.9 million ($5.0 million net of taxes, or $0.06 per diluted share) to recognize the impairment of an intangible asset.

Operating revenues of $397.2 million declined 3% sequentially, driven by lower management fee revenues as average assets under management declined during the fourth quarter.  When compared to the same period last year, operating revenues rose 6%.  The increase was due to higher average assets under management during the current quarter compared to the same quarter in 2013, which resulted in higher underwriting and distribution fees and management fee revenues.  The operating margin during the quarter was 30.0% compared to 30.6% during the previous quarter and 30.2% during the same period last year.

On December 31, 2014, assets under management were $123.7 billion, down 4% during the quarter due to outflows, which were partially offset by positive market action.  Compared to December 31, 2013, assets under management declined 2%.  Average assets under management were $126.9 billion in the quarter.

Business Discussion

“The second half of 2014 was unusually challenging for Waddell & Reed,” said Hank Herrmann, Chairman and Chief Executive Officer of Waddell & Reed Financial, Inc.  “Sales momentum meaningfully decelerated while redemptions rose.  Much of this reversal in trends can be attributed to weakness in performance in one of our key funds and the loss of investors’ appetite for high yield products.”

“The investment team is working to address performance issues while the distribution staff is focused on keeping clients alert to the attractiveness of our products and their superior long-term performance records.”

The fourth quarter of 2014 included $8.9 billion in capital gain and dividend distributions by our funds, approximately $1.0 billion of which were not reinvested by clients.  The net capital gain not reinvested in our funds was recorded as a reduction to sales.  We reported fourth quarter sales of $4.0 billion; however, adjusting for the impact of the un-reinvested portion of capital gains, sales were $5.0 billion.

Capital gain distributions during the quarter in the Wholesale channel were $5.9 billion, $912 million of which was not reinvested in our funds.  Sales during the quarter were $2.4 billion, or $3.3 billion adjusted for the net capital gains not reinvested in our funds, which was 23% lower than the previous quarter.  Annual sales were $18.5 billion, a decline of 13% compared to the year ended December 31, 2013, or 9%  adjusted for the capital gains not reinvested in our funds.  Outflows for the quarter and year ended December 31, 2014 were $6.1 billion and $5.1 billion, respectively, or outflows of $5.2 billion and $4.2 billion for the same periods adjusted for the capital gains not reinvested in our funds.

Sales in our Advisors channel were $1.3 billion during the current quarter, or 1% higher compared to the previous quarter.  Sales increased 6% year over year, for an annual total of $5.5 billion.  Net inflows were $34 million during the quarter and $586 million for the full year.  Capital gain distributions during the quarter in our Advisors channel were $3.0 billion, $77 million of which was not reinvested in our funds.

Sales in our Institutional channel were $317 million, or 3% lower than the previous quarter.  Annual sales were $3.4 billion, or 9% higher than the previous year.  We experienced $346 million of outflows during the quarter; however, this channel had annual net inflows of $957 million.

Management Fee Revenue Analysis

Management fees declined 5% sequentially, in line with the 5% decline in average assets under management.  The effective fee rate remained unchanged at 59.0 basis points.

Compared to the fourth quarter of 2013, management fees rose 5% while average assets under management rose 6%.  A mix-shift in the asset base caused the effective fee rate to decline to 59.0 basis points compared to 59.5 basis points last year.

Underwriting and Distribution Analysis

Wholesale channel

Revenues fell sequentially as assets under management and related Rule 12b-1 fees declined.  Direct expenses also declined on lower Rule 12b-1 fees and lower wholesaler commissions.  Indirect costs rose slightly due to higher IT costs.

Compared to the same period last year, revenues and direct expenses fell slightly due to lower asset-based Rule 12b-1 fees.  Indirect costs rose due to higher IT costs and to a lesser degree, higher compensation costs.

Advisors channel

Sequentially, revenues rose due to a combination of higher asset-based advisory fees and commissions on variable annuity sales and insurance products.  Direct costs rose with revenues and indirect costs rose slightly.

Compared to the fourth quarter of 2013, the increase in revenues was primarily due to higher advisory fees.  Higher asset-based Rule 12b-1 fees and, to a lesser degree, higher commissions on insurance products also contributed to the increase in revenues.  Direct costs rose with revenues, while indirect costs rose slightly.

Compensation and Related Expense Analysis

The sequential decline in compensation costs was mainly due to lower incentive compensation costs and was partly offset by higher payroll taxes associated with the vesting of restricted stock, higher equity compensation and higher base salaries.

Compared to the same quarter in 2013, costs declined due to lower incentive compensation costs and, to a lesser degree, a decline in pension costs.  An increase in base compensation costs partially offset these items.

General and Administrative Expense Analysis

Costs rose sequentially due to higher IT, consulting and advertising costs.  Compared to the fourth quarter of 2013, higher consulting was primarily responsible for the increase in costs.

Unaudited Balance Sheet Information

Schedule of Selected Items

(Amounts in millions)	Dec. 31, 2014
Cash & cash equivalents (unrestricted)	$566.6
Investment securities	243.3
Total assets	1,511.9
Long-term debt	190.0
Total liabilities	725.8
Stockholders’ equity	786.1

Shares outstanding	83.7	million shares

	Quarter ended	Year-to-Date
($ in thousands)	Dec. 31, 2014	Dec. 31, 2014
Shares repurchased
Number of shares	729,882	2,252,152
Total cost	$34,885	$131,030

Dividend paid
Rate per share	$0.34	$1.36
Total paid	$28,509	$115,263

Capital returned to stockholders	$63,394	$246,293

On December 31 2014, we granted 323,000 shares of restricted stock in accordance with our executive compensation program.

Unaudited Consolidated Statement of Income
(Amounts in thousands, except for per share data)

	2013				2014
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$148,445	$156,219	$165,559	$180,219	$188,037	$193,624	$197,783	$188,658
Underwriting and distribution fees	135,419	141,597	146,863	158,940	165,267	169,001	173,047	171,363
Shareholder service fees	32,691	33,890	34,667	35,845	37,112	38,009	38,728	37,130
Total operating revenues	316,555	331,706	347,089	375,004	390,416	400,634	409,558	397,151
Operating Expenses:
Underwriting and distribution	161,571	164,844	169,046	181,252	194,951	195,608	197,246	195,522
Compensation and related costs	48,155	47,376	49,472	52,594	50,009	48,589	48,375	47,437
General and administrative	16,208	26,938	20,462	22,811	23,756	27,183	24,924	28,774
Subadvisory fees	4,484	4,291	1,667	1,778	1,877	2,069	2,203	2,287
Depreciation	3,227	3,222	3,172	3,213	3,249	3,541	3,786	4,058
Intangible asset impairment	—	—	—	—	—	—	7,900	—
Total operating expenses	233,645	246,671	243,819	261,648	273,842	276,990	284,434	278,078
Operating Income	82,910	85,035	103,270	113,356	116,574	123,644	125,124	119,073
Investment and other income/(loss)	4,377	1,002	5,212	9,313	3,900	6,100	(1,205)	7,995
Interest expense	(2,854)	(2,858)	(2,832)	(2,700)	(2,755)	(2,755)	(2,769)	(2,763)
Income before taxes	84,433	83,179	105,650	119,969	117,719	126,989	121,150	124,305
Provision for taxes	30,570	31,222	37,231	41,210	42,855	44,001	46,564	43,412
Net Income	$53,863	$51,957	$68,419	$78,759	$74,864	$82,988	$74,586	$80,893
Net income per share, basic and diluted:	0.63	0.61	0.80	0.92	0.88	0.98	0.89	0.97
Weighted average shares outstanding - basic and diluted	85,593	85,869	85,603	85,294	85,019	85,073	84,242	83,623
Operating margin	26.2%	25.6%	29.8%	30.2%	29.9%	30.9%	30.6%	30.0%

Net Distribution Cost Analysis

(Amounts in thousands)

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Wholesale Channel
U&D Revenues	$48,175	$49,846	$52,472	$56,926	$59,564	$60,237	$59,807	$55,331
U&D Expenses - Direct	(63,548)	(64,694)	(67,107)	(72,698)	(79,700)	(76,834)	(75,775)	(70,150)
U&D Expenses - Indirect	(11,000)	(11,229)	(10,409)	(11,285)	(11,535)	(12,791)	(13,317)	(14,032)
Net Distribution (Costs)	$(26,373)	$(26,077)	$(25,044)	$(27,057)	$(31,671)	$(29,388)	$(29,285)	$(28,851)

Advisors Channel
U&D Revenues	$87,244	$91,751	$94,391	$102,014	$105,703	$108,764	$113,240	$116,032
U&D Expenses - Direct	(59,657)	(62,794)	(64,550)	(69,023)	(74,697)	(76,867)	(79,700)	(82,231)
U&D Expenses - Indirect	(27,366)	(26,127)	(26,980)	(28,246)	(29,019)	(29,116)	(28,454)	(29,109)
Net Distribution Excess	$221	$2,830	$2,861	$4,745	$1,987	$2,781	$5,086	$4,692

Changes in Assets Under Management

(Amounts in millions)

	2013				2014
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Wholesale Channel
Beginning assets	$48,930	$53,254	$53,860	$59,661	$67,055	$70,467	$71,671	$66,375
Sales*	5,042	5,030	5,191	6,148	7,017	4,864	4,269	2,383
Redemptions	(3,157)	(3,983)	(3,723)	(3,449)	(3,562)	(4,363)	(7,008)	(8,592)
Net Exchanges	66	61	83	91	112	(397)	112	74
Net flows	1,951	1,108	1,551	2,790	3,567	104	(2,627)	(6,135)
Market action	2,373	(502)	4,250	4,604	(155)	1,100	(2,669)	95
Ending assets	$53,254	$53,860	$59,661	$67,055	$70,467	$71,671	$66,375	$60,335

Advisors Channel
Beginning assets	$35,660	$37,915	$38,172	$40,767	$43,667	$44,224	$45,797	$44,908
Sales*	1,303	1,404	1,242	1,283	1,435	1,457	1,322	1,332
Redemptions	(1,047)	(1,083)	(1,071)	(1,104)	(1,106)	(1,098)	(1,146)	(1,224)
Net Exchanges	(66)	(62)	(83)	(92)	(112)	(88)	(112)	(74)
Net flows	190	259	88	87	217	271	64	34
Market action	2,065	(2)	2,507	2,813	340	1,302	(953)	575
Ending assets	$37,915	$38,172	$40,767	$43,667	$44,224	$45,797	$44,908	$45,517

Institutional Channel
Beginning assets	$11,775	$12,626	$12,312	$13,316	$15,821	$16,692	$18,165	$17,603
Sales*	430	379	386	1,913	1,554	1,193	328	317
Redemptions	(469)	(811)	(550)	(792)	(679)	(851)	(727)	(663)
Net Exchanges	—	—	—	—	—	485	—	—
Net flows	(39)	(432)	(164)	1,121	875	827	(399)	(346)
Market action	890	118	1,168	1,384	(4)	646	(163)	541
Ending assets	$12,626	$12,312	$13,316	$15,821	$16,692	$18,165	$17,603	$17,798

Consolidated Total
Beginning assets	$96,365	$103,795	$104,344	$113,744	$126,543	$131,383	$135,633	$128,886
Sales*	6,775	6,813	6,819	9,344	10,006	7,514	5,919	4,032
Redemptions	(4,673)	(5,877)	(5,344)	(5,345)	(5,347)	(6,312)	(8,881)	(10,479)
Net Exchanges	—	(1)	—	(1)	—	—	—	—
Net flows	2,102	935	1,475	3,998	4,659	1,202	(2,962)	(6,447)
Market action	5,328	(386)	7,925	8,801	181	3,048	(3,785)	1,211
Ending assets	$103,795	$104,344	$113,744	$126,543	$131,383	$135,633	$128,886	$123,650

* Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Supplemental Information

	2013				2014
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Channel highlights
Number of Wholesalers	50	50	49	50	60	60	59	59
Number of Advisors	1,717	1,734	1,784	1,746	1,737	1,740	1,759	1,766
Advisors’ Productivity *	50.5	53.1	53.7	57.4	60.9	62.4	64.6	65.7

Redemption rates - long term assets
Wholesale	24.6%	29.4%	25.7%	21.7%	21.1%	25.1%	40.3%	53.8%
Advisors	9.4%	9.1%	8.7%	8.5%	8.2%	7.9%	8.2%	8.9%
Institutional	15.5%	25.5%	17.0%	21.6%	17.0%	19.9%	16.1%	14.7%
Total	18.0%	21.7%	18.6%	17.1%	16.2%	18.7%	26.1%	32.4%

Operating highlights
Organic growth/(decay) annualized	8.7%	3.6%	5.7%	14.1%	14.7%	3.7%	-8.7%	-20.0%
Total assets under management (in millions)	103,795	104,344	113,744	126,543	131,383	135,633	128,886	123,650

Diversification (Company Total)
As % of Sales
Asset Strategy	33.6%	28.5%	25.9%	27.6%	33.4%	26.3%	24.9%	4.2%
Fixed Income	30.7%	30.4%	31.8%	24.4%	23.3%	25.4%	28.8%	28.1%
Other	35.7%	41.1%	42.3%	48.0%	43.3%	48.3%	46.3%	67.7%
As % of Assets Under Management
Asset Strategy	33.7%	33.4%	33.8%	34.3%	33.9%	32.9%	32.0%	28.8%
Fixed Income	20.7%	19.9%	19.0%	18.1%	18.6%	18.7%	18.2%	17.8%
Other	45.6%	46.7%	47.2%	47.6%	47.5%	48.4%	49.8%	53.4%

Operating margin	26.2%	25.6%	29.8%	30.2%	29.9%	30.9%	30.6%	30.0%

Lipper Fund Rankings

	1 Year	3 Years	5 Years
Funds ranked in top quartile	18%	32%	37%
Funds ranked in top half	56%	65%	63%

Assets ranked in top quartile	9%	62%	68%
Assets ranked in top half	40%	78%	86%

* Advisors’ productivity is calculated by dividing U&D revenues for the Advisors channel by the average number of advisors during the period.

Unaudited Consolidated Statement of Income

(Amounts in thousands, except for per share data)

	Year to Date
	Dec-14	Dec-13	% Change
Operating Revenues:
Investment management fees	$768,102	$650,442	18.1%
Underwriting and distribution fees	678,678	582,819	16.4%
Shareholder service fees	150,979	137,093	10.1%
Total operating revenues	1,597,759	1,370,354	16.6%
Operating Expenses:
Underwriting and distribution	783,327	676,713	15.8%
Compensation and related costs	194,410	197,597	-1.6%
General and administrative	104,637	86,419	21.1%
Subadvisory fees	8,436	12,220	-31.0%
Depreciation	14,634	12,834	14.0%
Intangible asset impairment	7,900	—	N/M
Total operating expenses	1,113,344	985,783	12.9%
Operating Income	484,415	384,571	26.0%
Investment and other income	16,790	19,904	-15.6%
Interest expense	(11,042)	(11,244)	-1.8%
Income before taxes	490,163	393,231	24.7%
Provision for taxes	176,832	140,233	26.1%
Net Income	$313,331	$252,998	23.8%
Net income per share, basic and diluted	3.71	2.96	25.5%
Weighted average shares outstanding - basic and diluted	84,485	85,589	-1.3%
Operating margin	30.3%	28.1%	8.0%

Net Distribution Cost Analysis

(Amounts in thousands)

	Year to Date
	Dec-14	Dec-13	% Change
Wholesale Channel
U&D Revenues	$234,939	$207,419	13.3%
U&D Expenses - Direct	(302,459)	(268,047)	12.8%
U&D Expenses - Indirect	(51,675)	(43,923)	17.6%
Net Distribution (Costs)	$(119,195)	$(104,551)	14.0%

Advisors Channel
U&D Revenues	$443,739	$375,400	18.2%
U&D Expenses - Direct	(313,495)	(256,024)	22.4%
U&D Expenses - Indirect	(115,698)	(108,719)	6.4%
Net Distribution Excess	$14,546	$10,657	36.5%

Changes in Assets Under Management

(Amounts in millions)

	Year to Date
	Dec-14	Dec-13	% Change
Wholesale Channel
Beginning assets	$67,055	$48,930	37.0%
Sales*	18,534	21,411	-13.4%
Redemptions	(23,524)	(14,313)	64.4%
Net Exchanges	(101)	303	N/M
Net flows	(5,091)	7,401	-168.8%
Market action	(1,629)	10,724	-115.2%
Ending assets	$60,335	$67,055	-10.0%

Advisors Channel
Beginning assets	$43,667	$35,660	22.5%
Sales*	5,545	5,232	6.0%
Redemptions	(4,575)	(4,304)	6.3%
Net Exchanges	(384)	(306)	N/M
Net flows	586	622	-5.8%
Market action	1,264	7,385	-82.9%
Ending assets	$45,517	$43,667	4.2%

Institutional Channel
Beginning assets	$15,821	$11,775	34.4%
Sales*	3,392	3,108	9.1%
Redemptions	(2,920)	(2,622)	11.4%
Net Exchanges	485	—	N/M
Net flows	957	486	-96.9%
Market action	1,020	3,560	-71.3%
Ending assets	$17,798	$15,821	12.5%

Consolidated Total
Beginning assets	$126,543	$96,365	31.3%
Sales*	27,471	29,751	-7.7%
Redemptions	(31,019)	(21,239)	46.0%
Net Exchanges	—	(3)	N/M
Net flows	(3,548)	8,509	-141.7%
Market action	655	21,669	-97.0%
Ending assets	$123,650	$126,543	-2.3%

* Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, Chairman and CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Investor Relations” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the “Investor Relations” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Wholesale channel (encompassing broker/dealer, retirement, and registered investment advisors), our Advisors channel (our network of financial advisors), and our Institutional channel (including defined benefit plans, pension plans and endowments, and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States and internationally. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and Waddell & Reed InvestEd Portfolios, while Ivy Investment Management Company serves as investment advisor to Ivy Funds and the Selector Management Fund SICAV, an umbrella UCITS fund range domiciled in Luxembourg. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and Waddell & Reed InvestEd Portfolios, while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds and global distributor to Selector Management Fund SICAV.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013, which include, without limitation:

•                                          The loss of existing distribution channels or inability to access new distribution channels;

•                                          A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                                          The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                                          The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                                          Our inability to provide sufficient capital to support new investment products;

•                                          The ability of mutual fund and other investors to redeem their investments without prior notice or on short notice;

•                                          Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner;

•                                          Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                                          A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds; and

•                                          Our inability to attract and retain senior executive management and other key personnel to conduct our broker/dealer, fund management and investment advisory business.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2013 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2014.  All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.